                                                                    EXHIBIT 3.17
                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                          __________________________

     Southern Industrial Services, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "corporation"), does hereby certify:

     FIRST: That by action by unanimous consent in lieu of a meeting, the Board
     ------
of Directors of the corporation duly adopted resolutions setting forth proposed amendments, adding Articles ELEVENTH and TWELFTH to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and directing that said amendments be adopted by unanimous consent of the stockholders in lieu of a meeting. The proposed amendments are as follows:

            "ELEVENTH.  Each person who at any time is, or shall have been, a
             --------
     director or officer of the corporation, and who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, or served at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with any such action, suit or proceeding to the full extent permitted by the laws of the State of Delaware. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation for expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article or otherwise. The foregoing right of indemnification shall in no way exclude any other rights of indemnification to which any such director or officer may be entitled, under any bylaw, agreement, vote of stockholders or directors or otherwise. All rights of indemnification hereunder shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of any such director or officer."

            "TWELFTH.   (A) A director of the corporation shall not be
             -------
     personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
     (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under
     Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          "(B) Any repeal or modification of this Article TWELFTH of the Certificate of Incorporation by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

     SECOND: That thereafter, pursuant to Sections 228 and 242 of the Delaware
     -------
General Corporation Law, all of the stockholders of the corporation consented in writing to the adoption of said amendments.

     THIRD:  That said amendments were duly adopted in accordance with the
     ------
provisions of Sections 228 and 242 of the Delaware General Corporation Law.

     FOURTH: That the capital of the corporation shall not be reduced under or
     -------
by reason of said amendments.

     IN WITNESS WHEREOF, said Southern Industrial Services, Inc. has caused this Certificate to be signed by Marshall H. Dean, its President, and attested to by Vincent E. Rawson, its Secretary, this 17/th/ day of September, 1987.

                                        SOUTHERN CREDIT CORPORATION



                                        By /s/ Marshall H. Dean
                                           -------------------------------
                                               Marshall H. Dean, President

ATTEST:


 /s/ Vincent E. Rawson
-------------------------------
Vincent E. Rawson, Secretary


STATE OF MISSOURI  )
                   )
COUNTY OF JACKSON  )

     BE IT REMEMBERED that on this 17/th/ day of September, 1987, personally came before me, a Notary Public in and for the county and state aforesaid, Marshall H. Dean, President of Southern Industrial Services, Inc., a corporation in the State of Delaware, and he duly executed said Certificate before me and acknowledged said Certificate to be his act and deed and the act and deed of said corporation and the facts stated herein are true.

                                   /s/ Melissa A. Korlin
                                   --------------------------------
                                              Notary Public

My commission expires:


November 2, 1990
---------------------------

                         CERTIFICATE OF INCORPORATION

                                      OF

                      SOUTHERN INDUSTRIAL SERVICES, INC.
                       ________________________________

          FIRST:  The name of the corporation is Southern Industrial Services,
          ------
Inc.

          SECOND: Its registered office in the State of Delaware is located at
          -------
The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such office is The Corporation Trust Company.

          THIRD: The purpose of the corporation is to engage in any lawful act
          ------
or activity for which corporations may be organized under the General Corporation Laws of Delaware.

          FOURTH: The total number of shares of stock which the corporation
          -------
shall have authority to issue is One Thousand (1,000) shares of the par value of One Hundred Dollars ($100.00) per share and amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

          FIFTH: The name and mailing address of the incorporator is Vincent E.
          ------
Rawson, 1500 Home Savings Building, 1006 Grand Avenue, Kansas City, Missouri 64106.

          SIXTH: The existence of this corporation is to be perpetual.
          ------

          SEVENTH: The Board of Directors are hereby authorized to adopt, amend
          --------
or repeal the Bylaws of this corporation.

          EIGHTH: The number of directors of the corporation shall be as fixed
          -------
by, or in the manner provided in, the Bylaws. Newly created directorships and any vacancies in the Board of Directors may be filled by a majority of the remaining directors, although less than a quorum.

          NINTH: Unless otherwise provided in the Bylaws of the corporation, the
          ------
election of directors need not be by written ballot.

          TENTH: The corporation reserves the right to amend, alter, change or
          ------
repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     I, Vincent E. Rawson, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Delaware, do hereby make, file and record this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of September, 1986.

                                              /s/ Vincent E. Rawson
                                             -----------------------------------
                                             Vincent E. Rawson, Incorporator


STATE OF MISSOURI  )
                   )
COUNTY OF JACKSON  )

     BE IT REMEMBERED that on this 29th day of September, 1986, personally appeared before me, a Notary Public for the County and State aforesaid, Vincent
E. Rawson, and has acknowledged the said Certificate to be his voluntary act and deed, and that the facts therein stated are true.

     Given under my hand and seal of office the day and year aforesaid.


                                              /s/ Ruth L. Crews
                                             -----------------------------------
                                                         Notary Public

My Commission Expires:


 October 15, 1989
-------------------


           Ruth L. Crews
 Notary Public - State of Missouri
   Commissioned in Jackson County
My Commission Expires Oct. 15, 1989